Exhibit 10.30

FIFTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars, effective March 27, 2005:

1.      By rescinding particulars 2 through 4 of the Fourth Amendment of the Plan, which shall be void and of no effect.

2.       By substituting the figure “$1,000” for “$5,000” where the latter appears in the first paragraph of Section 5.05 of the Plan.

3.      By deleting the last sentence of the first paragraph of Section 5.05 of the Plan.

4.      By substituting the figure “$1,000” for “$5,000” where the latter appears in the first paragraph of Section 6.01 of the Plan.

5.      By deleting the last sentence of the first paragraph of Section 6.01 of the Plan.

6.      By substituting the figure “$1,000” for “$5,000” where the latter appears in the second paragraph of Section 6.04(c) of the Plan.

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[signature page to follow]

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 8th day of March 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer